Exhibit 5.1

March 14, 2005

National Oilwell Varco, Inc.
10000 Richmond
Houston, Texas 77042

Re: Registration Statement on Form S-8 of 4,747,861 shares of Common Stock, par value $0.01 per share, of National Oilwell Varco, Inc.

Gentlemen:

We have acted as counsel to National Oilwell Varco, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 4,747,861 shares of common stock, $0.01 par value per share (the “Shares”), pursuant to a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2005 (the “Registration Statement”), which Shares are issuable under the Varco International, Inc. 2003 Equity Participation Plan, the Stock Option Plan for Non-Employee Directors, as amended, the Varco International, Inc. 1990 Stock Option Plan, the 1994 Directors’ Stock Option Plan and the Varco International, Inc. 401(k)/Profit Sharing Plan. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

We are opining herein only as to the validity of the Shares under the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Subject to the foregoing, it is our opinion that as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the applicable plan, will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent

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is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.